Exhibit 16.1

October 13, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners,

We have read Alesco Financial Inc.’s (formerly Sunset Financial Resources) statements included under Item 4.01 of its Form 8-K filed on October 13, 2006, and we agree with such statements concerning our firm.

/s/ HANCOCK ASKEW & CO., LLP

HANCOCK ASKEW & CO., LLP